Life360 to Acquire Nativo, Accelerating Growth and Expanding Its Advertising Platform Life360 and Nativo will combine family and location insights with premium publisher reach to help brands connect with families across more channels SAN FRANCISCO, Nov. 10, 2025 -- Life360 (Nasdaq: LIF; ASX: 360), the leading family connection and safety company, today announced that it has entered into a definitive agreement to acquire Nativo, a leading advertising technology company that helps brands create and distribute engaging, premium ad experiences across premium publisher sites. The transaction is valued at approximately $120 million in a combination of cash and stock, subject to customary closing conditions. The acquisition advances the Life360 advertising strategy by uniting its rich first-party family and location insights with Nativo’s broad publisher network and advanced advertising technology, helping brands reach families in more relevant places and with more relevant messages, inside the Life360 app and offsite. “Acquiring Nativo is an exciting step forward as we build a durable, mission-aligned advertising business,” said Lauren Antonoff, Chief Executive Officer, Life360. “This acquisition accelerates our roadmap, adding capabilities that typically take platforms years to develop. It allows us to scale faster and bring high-quality, contextual advertising to market sooner — all while enhancing, not disrupting, the Life360 member experience.” “At Nativo, we’ve spent years building technology that makes advertising more effective by enabling ads to be seamlessly integrated, relevant, and non-interruptive to the user experience,” said Justin Choi, Founder and Chief Executive Officer, Nativo. “Joining Life360 allows us to apply that philosophy at scale. Life360 supports the most important network in our lives, our families. Together we can help brands connect with them in meaningful ways within the content and apps they rely on every day.” Building a Full-Funnel, Family-Safe Advertising Platform With Nativo, Life360 will create the leading, most effective location-based targeting and measurement platform, helping brands reach families in relevant moments with messages that matter. Nativo’s full ad-tech stack, experienced sales team, and direct integrations with hundreds of publishers will expand the reach of Life360 beyond its app, enabling advertisers to connect with modern, mobile families across CTV, mobile, and premium web and app environments. The combination creates a differentiated, full-funnel solution that blends Life360 real-world intelligence with Nativo’s creative and programmatic expertise to drive measurable impact — all within a privacy-forward, family-safe ecosystem.

Life360 advertising innovation will fuel continued investment in Life360’s core member experience, while responsibly expanding opportunities for brands and publishers to connect with families in ways that are trusted, relevant, and mutually valuable. The transaction is expected to close in January 2026. Stifel is serving as Life360’s financial advisor, and Sidley Austin LLP is serving as its legal advisor. Perella Weinberg Partners is serving as Nativo’s financial advisor and Cooley LLP is serving as legal advisor. About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category-leading mobile app, Tile tracking devices, and Pet GPS tracker empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 91.6 million monthly active users (MAU), as of September 30, 2025, across more than 180 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. About Nativo Nativo empowers brands and publishers with the most advanced platform for premium ad experiences—built to connect advertisers more effectively and help publishers grow. Nativo's innovative technology delivers better advertising through better technology, enabling advertisers to engage audiences with premium, relevant content, while helping publishers unlock new revenue streams through non-disruptive, high-quality ad experiences. For more information, visit www.nativo.com. Forward-Looking Statements This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include, but are not limited to, statements regarding the proposed acquisition of Nativo, the expected timing of completion of the transaction, the anticipated benefits and synergies of the acquisition, the acceleration of Life360’s advertising strategy, the integration of technology and teams, and the impact of the transaction on Life360’s financial condition, operating results, business strategy, and growth prospects, as well as other statements regarding future plans, objectives, expectations, and intentions of Life360’s management. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “estimate,” “potential,” “project,” “forecast,” “likely,” “target,” and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations, estimates, and projections about Life360’s business and industry, management’s beliefs, and certain assumptions made by Life360. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors, many of which are beyond Life360’s control. Actual results may differ materially from those expressed or implied in these forward-looking statements as a result of various factors, including, but not limited to, market conditions and economic factors affecting the digital advertising industry; the ability of Life360 and Nativo to satisfy the conditions to closing the transaction on the anticipated timeline, or at all; the successful integration of Nativo’s technology, teams, and operations into Life360’s business; the realization of expected synergies and benefits of the acquisition; and risks described in greater detail under the heading “Risk Factors” in Life360’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and with the Australian Securities Exchange (“ASX”). Life360 cautions investors and prospective investors not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, Life360 undertakes no obligation to publicly update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of this release, whether as a result of new information, future developments, or otherwise. Nothing in this announcement should be relied upon as a promise or guarantee of future performance. Life360 may not complete the acquisition of Nativo, and if the acquisition is completed, there can be no assurance that the anticipated benefits will be realized to the extent described herein or at all. Contacts For U.S. investor inquiries: Raymond (RJ) Jones rjones@life360.com For U.S. media inquiries: Lynnette Bruno press@life360.com For Australian investor inquiries: Jolanta Masojada, +61 417 261 367 jmasojada@life360.com Source: Life360